 As filed with the Securities and Exchange Commission on August 19, 1998
                                                         Registration No. 333-
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                  ------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933
                                 -------------------
                                 DAMES & MOORE GROUP
                (Exact name of registrant as specified in its charter)

                      DELAWARE                        95-4316617
          (State or other jurisdiction of          (I.R.S. Employer
          incorporation or organization)          Identification No.)

          911 WILSHIRE BOULEVARD, SUITE 700
               LOS ANGELES, CALIFORNIA                   90017
          (Address of principal executive offices)     (Zip Code)
                                  ------------------

                  THE DAMES & MOORE GROUP DEFERRED COMPENSATION PLAN
                               (Full Title of the Plan)

                                  ------------------
                                    MARK A. SNELL
                               EXECUTIVE VICE PRESIDENT
                             AND CHIEF FINANCIAL OFFICER
                                 DAMES & MOORE GROUP
                          911 WILSHIRE BOULEVARD, SUITE 700
                            LOS ANGELES, CALIFORNIA 90017
                                    (213) 996-2200
                  (Name, address, including zip code, and telephone
                  number, including area code, of agent for service)
                                  ------------------
                                      Copies to:
                                 JOHN M. NEWELL, ESQ.
                                   LATHAM & WATKINS
                          633 WEST FIFTH STREET, SUITE 4000
                            LOS ANGELES, CALIFORNIA 90071
                                    (213) 485-1234

                           CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                         Proposed
                                           Proposed       Maximum
                               Amount       Maximum      Aggregate   Amount of
Title of Each Class of         to be     Offering Price   Offering  Registration
Securities to be Registered  Registered     Per Unit     Price (1)      Fee
--------------------------------------------------------------------------------
Deferred Compensation
Obligations (2)              $2,000,000      100%        $2,000,000     $590

(1)  Estimated solely for purposes of computing the registration fee.

(2) The Deferred Compensation Obligations are unsecured general obligations of Dames & Moore Group to pay deferred compensation in accordance with the terms of the Dames & Moore Group Deferred Compensation Plan.

                                       PART I

          The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to plan participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.



                                       PART II

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE


The Company hereby incorporates the following documents in this Registration Statement by reference:

          A. The Company's Annual Report on Form 10-K for the year ended March 27, 1998.

          B. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on March 3, 1992, as amended by Amendment No. 1 thereto on Form 8-A/A, filed with the Commission on March 25, 1992.

          All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this registration statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.   DESCRIPTION OF SECURITIES

          The Dames & Moore Group Deferred Compensation Plan (the "Plan") provides designated management employees and highly compensated employees and directors (the "Participants") with an opportunity to defer a portion of their pre-tax compensation (including salary and bonuses) and accumulate tax-deferred earnings (or losses) thereon. Each Participant is an unsecured general creditor of the Company with respect to his or her own Plan benefits. Benefits are payable solely from the Company's general assets, and are subject to the risk of corporate insolvency. The obligations of the Company to pay deferred compensation (the "Obligations") under the Plan are unsecured general obligations of the Company and rank equally with the other unsecured and subordinated indebtedness of the Company from time to time outstanding.

          The amount of compensation to be deferred by each Participant is based on elections by the Participant in accordance with the terms of the Plan, and the Obligations will become due on retirement, death or other termination of employment in the form and on the date or dates determined in accordance with the Plan. The Obligations will be indexed to one or more investment alternatives chosen by each Participant from a range of such alternatives, and the amount of the Obligations payable to each Participant will increase or decrease based on the investment returns of the chosen investment alternatives. However, no Participant deferrals actually will be invested in any investment alternative, and as a result the Participants will have no ownership interest in any of such investment alternatives.

          The Obligations cannot be assigned, transferred, pledged or otherwise encumbered by the Participants, except that each Participant may designate one or more beneficiaries to receive benefits upon the Participant's death.

          The total amount of Obligations being registered pursuant to this Registration Statement is $2,000,000.

          The Company may amend or partially or completely terminate the Plan, except that no such amendment or termination may adversely affect any Participant's deferral account as of the date of such amendment or termination.


ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          As permitted by Section 102 of the Delaware General Corporation Law ("DGCL"), the Company's Restated Certificate of Incorporation eliminates personal liability of its respective directors to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit. If the DGCL is amended hereafter further to eliminate or limit the personal liability of directors, the liability of a director of the Company shall be limited or eliminated to the fullest extent permitted by the DGCL, as so amended.

          As permitted by Section 145 of the DGCL, the Company's Restated Bylaws provide for the indemnification of an officer, director, employee or agent of the Company against expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlements) which were reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to the fullest extent authorized by the DGCL. Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding must be paid by the Company in advance of the final disposition of the action, suit or proceeding, upon receipt, if required by the DGCL or other applicable law, of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Company as authorized by its Restated Bylaws.

          The indemnification and advancement of expenses authorized in or ordered by a court as provided in the foregoing paragraphs does not exclude any other rights to which a person seeking indemnification or advancement or expenses may be entitled under the Restated Certificate of Incorporation, the Restated Bylaws, or any other agreement or pursuant to a vote of stockholders or disinterested directors, or otherwise. If a claim for indemnification or payment of expenses under Article VI, Section 1 of the Restated Bylaws is not paid in full within ninety (90) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim, together with interest thereon, and if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys' fees incurred in connection therewith. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

          The Company's Restated Bylaws permit the Company to (i) purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of Article VI, Section 1 of the Restated Bylaws, or (ii) create a trust fund, grant a security interest or use other means, (including, without limitation, letters of credit, surety bonds or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law. The Company has purchased liability insurance providing its directors and officers with coverage with respect to certain liabilities.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.


ITEM 8.   EXHIBITS.

 3.1 Restated Certificate of Incorporation of Dames & Moore Group as Amended (incorporated herein by reference to Exhibit 3(i) of the Company's Quarterly Report on Form 10-Q (File No. 1-11075) for the quarter ended September 26, 1997).

 3.2 Restated By-laws of Dames & Moore Group (incorporated herein by reference to Exhibit 3(ii) of the Company's Quarterly Report on Form 10-Q (File No. 1-11075) for the quarter ended September 26, 1997).

 4.1 Dames & Moore Group Deferred Compensation Plan effective May 2, 1998 (incorporated herein by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q [File No. 1-11075] for the quarter ended June 26, 1998).

 *5             Opinion of Latham & Watkins.

 *23.1 Consent of KPMG Peat Marwick LLP, independent auditors.

 *23.2 Consent of Latham & Watkins (included in Exhibit 5 hereto).

 *24 Power of Attorney (included on signature page hereof).

-----------------------
  * Filed herewith

ITEM 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               PROVIDED, HOWEVER, that paragraphs (1)(a) and (1)(b) shall not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration

Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, State of California, on this 19th day of August, 1998.

                                        DAMES & MOORE GROUP


                                        By:  /s/ MARK A. SNELL
                                             ------------------------------
                                             Mark A. Snell
                                             Executive Vice President and
                                             Chief Financial Officer

                                  POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Arthur C. Darrow, Mark A. Snell and Leslie S. Puget to be his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in their capacities and on the dates indicated.

       SIGNATURE            TITLE                            DATE
       ---------            -----                            ----

/s/  GEORGE D. LEAL       Director  and  Chairman of the     August 19, 1998
------------------------  Board
George D. Leal

/s/  ARTHUR C. DARROW     President, Chief Executive         August 19, 1998
------------------------  Officer and Director
Arthur C. Darrow          (Principal Executive Officer)

/s/  MARK A. SNELL        Executive Vice-President-          August 19, 1998
------------------------  Finance, Chief Financial
Mark A. Snell             Officer (Principal Financial
                          Officer)

/s/  URSULA M. BURNS      Director                           August 19, 1998
------------------------
Ursula M. Burns

/s/  ROBERT F. CLARKE     Director                           August 19, 1998
------------------------
Robert F. Clarke

/s/  GARY R. KRIEGER      Director                           August 19, 1998
------------------------
Gary R. Krieger

/s/  A. EWAN MACDONALD    Director                           August 19, 1998
------------------------
A. Ewan Macdonald

                          Director                           August 19, 1998
------------------------
Anthony R. Moore

/s/  MICHAEL R. PEEVEY    Director                           August 19, 1998
------------------------
Michael R. Peevey

/s/  HAROLD PEIPERS       Director                           August 19, 1998
------------------------
Harald Peipers

/s/ARTHUR  E. WILLIAMS    Director                           August 19, 1998
------------------------
Arthur E. Williams

                                 INDEX TO EXHIBITS

EXHIBIT                                                          PAGE

 3.1 Restated Certificate of Incorporation of Dames & Moore Group as Amended (incorporated herein by reference to Exhibit 3(i) of the Company's Quarterly Report on Form 10-Q (File No. 1-11075) for the quarter ended September 26, 1997).

 3.2            Restated  By-laws of Dames & Moore Group
                (incorporated herein by reference to Exhibit 3(ii) of the Company's Quarterly Report on Form 10-Q
                (File  No. 1-11075) for the quarter ended September
                26, 1997).

 4.1 Dames & Moore Group Deferred Compensation Plan effective May 2, 1998 (incorporated herein by reference to Exhibit 10.1 of the Company's Quarterly Report on Form 10-Q [File No. 1-11075] for the quarter ended June 26, 1998).

 *5             Opinion of Latham & Watkins.

 *23.1 Consent of KPMG Peat Marwick LLP, independent auditors.

 *23.2 Consent of Latham & Watkins (included in Exhibit 5 hereto).

 *24 Power of Attorney (included on signature page hereof).

-----------------------
 * Filed herewith